Exhibit 12.2

Certification

Pursuant to Section 302

The Sarbanes-Oxley Act of 2002

I, Gabrielle Heaton, certify that:

1.	I have reviewed this Annual Report on Form 20-F/A for the fiscal year ended June 30, 2017 (‘Report’) of Kazia Therapeutics Limited (formerly known as Novogen Limited) (the ‘Company’);

2.	Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report;

/s/ Gabrielle Heaton
Gabrielle Heaton Director of Finance and Administration

Date: December 18, 2017